UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Origin Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
 (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 22, 2020
To the Stockholders of ORIGIN BANCORP, INC.:
Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and shareholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of Origin Bancorp, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Wednesday, April 22, 2020, at 12:00 p.m., Central Time. In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.
As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 4, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.
To be admitted to the Annual Meeting go to: https://web.lumiagm.com/291424909, you must enter the control number found on your proxy card, voting instruction form or notice you previously received and then enter meeting code: OBNK2020 (this is case sensitive). You may vote or submit questions during the Annual Meeting by following the instructions available on the meeting website during the meeting. Additionally, you may call 1-800-468-9716 for further assistance. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.
Please accept our most sincere gratitude. We genuinely hope you will be a participant at the Annual Meeting. Again, if you are not able to participate, we ask you to vote by proxy in support of our recommendations. Our original proxy materials contain necessary information about the matters on which we are asking you to vote. We would encourage you to get your proxies in as early as possible to avoid coronavirus-related processing delays.
Sincerely,
The Board of Directors of Origin Bancorp, Inc.
April 7, 2020

The Annual Meeting on April 22, 2020, at 12:00 p.m. Central Time is available at: https://web.lumiagm.com/291424909. The proxy statement and Annual Report are available under the Investor Relations tab at www.origin.bank.

Contact:
Investor Relations: Chris Reigelman, Origin Bank; (318) 497-3177; chris@origin.bank